Exhibit 17.1

J. Louis Grant, CPA
864 Broadview Drive
Ridgeland, SC 29936

April 6, 2011

Mr. Larry W. Tarleton

Chairman of Tidelands Bank Board

27 New Street

Charleston, SC 29401

Dear Larry:

I am reducing to writing my verbal resignation from the Board of Directors of both Tidelands Bancshares, Inc. and Tidelands Bank as stated in our conference call of April 5, 2011 at 11:15am.

I respectfully request to see all the minutes which have not been previously approved so that I may verify the accuracy of my comments.

Yours truly,

J. Louis Grant

JLG/sh
cc:	Cathy Cole
840 Lowcountry Blvd.
Mt. Pleasant, SC 29464